EXHIBIT 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-199274 and No. 333-214868) and Form S-8 (No. 333-193453, No. 333-196763, No. 333-207108 and No. 333-213133) of Heat Biologics, Inc. of our report dated July 10, 2017, relating to the financial statements of Pelican Therapeutics, Inc. which appears in this Form 8-K/A.  Our report contains an explanatory paragraph regarding Pelican Therapeutics, Inc.’s ability to continue as a going concern.

/s/ BDO USA, LLP

Raleigh, North Carolina

July 10, 2017